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                                                                          EXHIBIT 11


                              ORION CAPITAL CORPORATION
                       COMPUTATION OF EARNINGS PER COMMON SHARE
                                      (UNAUDITED)
                   (000s omitted - except for per common share data)


                                               Three Months Ended    Six Months Ended
                                                    June 30,             June 30,
                                               ------------------    ----------------
                                                  1997     1996        1997     1996
                                                  ----     ----        ----     ----
Computation of weighted average number of
  common and equivalent shares outstanding:

 PRIMARY -

  Weighted average number of shares
    outstanding .............................    27,299   27,324      27,302   27,477
  Dilutive effect of stock options and stock
    awards ..................................       504      374         499      369
                                                -------  -------     -------  -------
  Weighted average number of common and
    equivalent shares .......................    27,803   27,698      27,801   27,846
                                                =======  =======     =======  =======
Net earnings attributable to common
  stockholders ..............................   $25,381  $20,573     $54,859  $38,460
                                                =======  =======     =======  =======
Net earnings per common share ...............   $   .91  $   .74     $  1.97  $  1.38
                                                =======  =======     =======  =======

FULLY DILUTED

  Weighted average number of shares
    outstanding .............................    27,299   27,324      27,302   27,477
  Dilutive effect of stock options and stock
    awards ..................................       556      415         525      390
                                                -------  -------     -------  -------
  Weighted average number of common and
    equivalent shares .......................    27,855   27,739      27,827   27,867
                                                =======  =======     =======  =======
Net earnings attributable to common
  stockholders ..............................   $25,381  $20,573     $54,859  $38,460
                                                =======  =======     =======  =======
Net earnings per common share ...............   $   .91  $   .74     $  1.97  $  1.38
                                                =======  =======     =======  =======







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